UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

April 4, 2007 Date of Report (Date of earliest event reported)

NYSE Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32829	20-2786071
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Wall Street New York, New York	10005

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 656-3000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01. NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

     On April 4, 2007, NYSE Group, Inc. (“NYSE Group”) became a wholly owned subsidiary of NYSE Euronext and filed a certification and notice of termination on Form 15 with the U.S. Securities and Exchange Commission (the “SEC”). Also on that date, New York Stock Exchange LLC will file with the SEC a Form 25, requesting the removal from listing and registration under Section 12(b) of the U.S. Securities Exchange Act of 1934, as amended, of the common stock of NYSE Group, par value $0.01 per share (the “NYSE Group Common Stock”). The information in Item 5.01 below is hereby incorporated in this Item 3.01 by reference.

ITEM 5.01. CHANGES IN CONTROL OF REGISTRANT.

      On April 4, 2007, NYSE Group and Euronext N. V., a company organized under the laws of The Netherlands (“Euronext”), combined their businesses (the “Combination”) as contemplated by the Combination Agreement, dated as of June 1, 2006, as amended and restated as of November 24, 2006 (the “Combination Agreement”), by and among NYSE Group, Euronext, NYSE Euronext, Inc., a Delaware corporation, and Jefferson Merger Sub, Inc., a Delaware corporation (“Merger Sub”). As a result of the Combination, NYSE Group became a wholly owned subsidiary of NYSE Euronext, and NYSE Euronext acquired more than 90% of the outstanding shares of Euronext. Pursuant to the Combination Agreement, Euronext’s business was brought under NYSE Euronext though an exchange offer (the “Offer”) by NYSE Euronext, through its indirect wholly owned subsidiary NYSE Euronext (Holding) N.V., to acquire all of the outstanding shares of Euronext for €21.32 in cash and 0.98 of a share of NYSE Euronext common stock. The settlement and delivery of the Euronext shares tendered in the Offer occurred on April 4, 2007. After the settlement of the Offer, and pursuant to the Combination Agreement, NYSE Group’s business was brought under NYSE Euronext through a merger of NYSE Group and Merger Sub (the “Merger”) that occurred on April 4, 2007, with Merger Sub continuing as the surviving corporation and changing its name to “NYSE Group, Inc.”

     At the effective time of the Merger, each share of NYSE Group common stock issued and outstanding immediately prior to the effective time of the Merger (other than any share of NYSE Group common stock owned by NYSE Group or Merger Sub and in each case not held on behalf of third parties (each, an “Excluded Share”)) was automatically converted into the right to receive one fully paid and nonassessable share of common stock of NYSE Euronext, and each Excluded Share ceased to be outstanding, was cancelled and retired without payment of any consideration therefor and ceased to exist. From and after the effective time of the Merger, all NYSE Group common stock was cancelled and retired and ceased to exist. Shares of NYSE Euronext common stock that were issued to NYSE Group stockholders in the merger are subject to the same transfer restrictions, if any, that the shares of NYSE Group common stock were subject to prior to the Merger.

     As a result of the Merger, NYSE Group became a wholly owned subsidiary of NYSE Euronext and filed a certification and notice of termination on Form 15 with the SEC.

     The NYSE Euronext common stock issued pursuant to the Merger was registered under NYSE Euronext’s registration statement on Form S-4 (Registration No. 333-137506) pursuant to the U.S. Securities Act of 1933, as amended, which was declared effective by the SEC on November 27, 2006 (the “Form S-4”).

     The proxy statement-prospectus, dated November 27, 2006, as amended and supplemented, that forms a part of the Form S-4 contains additional information about the Combination, including information concerning the interests of directors, executive officers and affiliates of NYSE Group and Euronext in the Combination and the intended structure and operation of NYSE Euronext.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d)        Exhibits

Exhibit Number	Description

2.1	Amended and Restated Combination Agreement, dated as of November 24, 2006, by and among
NYSE Group, Inc., Euronext N.V., NYSE Euronext, Inc., and Jefferson Merger Sub, Inc.
(incorporated by reference to Exhibit 2.1 to the NYSE Group, Inc. current report on Form 8-K filed on November 29, 2006)

99.1	Press Release, “Shares of NYSE Euronext begin trading, marking the beginning of the first truly global financial marketplace,” dated April 4, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NYSE GROUP, INC.

Dated: April 4, 2007

By: /s/ Rachel F. Robbins
Name: Rachel F. Robbins Title: Executive Vice President and General Counsel